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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-15911 of Dynamex Inc. on Form S-1 of our report dated September 19, 1997 (except for Note 3(b) which is as of September 29, 1997), appearing in the Annual Report on Form 10-K of Dynamex Inc. for the year ended July 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE


/s/ Deloitte & Touche

Toronto, Canada
October 30, 1997